Exhibit 10.3

SETTLEMENT AND RELEASE AGREEMENT

This settlement and release agreement (“Agreement”) is made as of July 28, 2014 by and among the Alphatec Parties defined below (hereafter, “Alphatec”), the Healthpoint Parties defined below (hereafter, “Healthpoint”), and the OrthoTec Parties as defined below (hereafter, “OrthoTec”). Alphatec, Healthpoint and OrthoTec will be referred to collectively as the “Parties.”

This Agreement supersedes the Binding Term Sheet executed by the Parties at the mediation with David Rotman on March 15, 2014.

1.	RECITALS

1.1.
The Alphatec Action. OrthoTec filed a lawsuit against various parties in California on or about May 8, 2008, entitled OrthoTec, LLC. v. Surgiview, S.A.S., Scient’x, S.A., Olivier Carli, Alain Tornier, Guy Viart, Healthpoint Capital, LLC, John Foster, Mortimer Berkowitz III, Case No. BC390346, in the Los Angeles Superior Court and added Alphatec Holdings as a party to that case on or about January 20, 2012 (hereafter, the “Alphatec Action”).

1.2.
The Healthpoint Action. OrthoTec filed a lawsuit against various parties in New York on or about May 7, 2008, entitled OrthoTec, LLC, v. Healthpoint Capital, LLC, John Foster and Mortimer Berkowitz, III, Case No. 08601377, in the Supreme Court of New York and filed an amended complaint on or about May 13, 2009, naming as additional parties Healthpoint Capital Partners, LP, HealthpointCapital Partners II, LP and Scient’x, S.A. (hereafter, the “Healthpoint Action”).

1.3.
The Carli Action: OrthoTec filed a lawsuit against Olivier Carli in California on or about January 22, 2014, entitled OrthoTec, LLC v. Olivier Carli, Case No. BC533849, in the Los Angeles Superior Court (hereafter, the “Carli Action.”).

1.4.
The Weissberg Action: OrthoTec filed a lawsuit against Kenneth Weissberg in California on or about June 25, 2013, entitled Patrick Bertranou v. Kenneth Weissberg and SELARL Weissberg, Case No. BC513436, in the Los Angeles Superior Court (hereafter, the “Weissberg Action”).

1.5.
Claims asserted: The complaints in the Alphatec, Healthpoint and Carli Actions purport to assert various claims, including allegations of fraudulent conveyance, interference with contract, and negligence, resulting in damage to OrthoTec’s business and a decrease in its value, and seek monetary damages as well as declaratory and injunctive relief relating to the production of plans for certain products. The complaint in the Weissberg Action purports to assert claims for malicious prosecution in connection with certain proceedings in France. As further provided below, this Agreement resolves all such claims and any other claims that could have been asserted against the Released Parties (defined below) based on facts or circumstances, known or unknown, occurring up to and including the

Exhibit 10.3

date of this Agreement. Collectively, the Alphatec Action, Healthpoint Action, Carli Action, and Weissberg Action shall be referred to as the “Actions.”

2.	PARTIES

2.1.	The parties to this Agreement are Alphatec, Healthpoint and OrthoTec.

(a)
Alphatec Parties: The Alphatec Parties shall include Alphatec Holdings, Inc., acting for itself and for the benefit of all of its direct and indirect subsidiaries and affiliates, including Alphatec Spine, Inc. and its direct and indirect subsidiaries and affiliates; and Alphatec Holdings International C.V., and its direct and indirect subsidiaries and affiliates, including Scient’x S.A.S. and Surgiview S.A.S.

(b)
Healthpoint Parties: The Healthpoint Parties shall include HealthpointCapital, LLC, John H. Foster and Mortimer Berkowitz III, acting on their own behalf and for the express benefit of Healthpoint Capital Partners, L.P. and HealthpointCapital Partners II, L.P.

(c)	OrthoTec Parties. The OrthoTec Parties shall include OrthoTec, LLC and Patrick Bertranou.

3.	SETTLEMENT PAYMENT

3.1.
Alphatec Holdings, Inc. and Healthpoint Capital, LLC will cause the amounts specified in this Settlement and Release Agreement, as specifically set forth in Attachment A hereto, to be paid to OrthoTec, LLC.

4.	STIPULATED JUDGMENTS

4.1.
The payments set forth in Attachment A will be guaranteed by Stipulated Judgments against (i) Alphatec Holdings, Inc., (ii) HealthpointCapital Partners, L.P., HealthpointCapital Partners II, L.P., (iii) HealthpointCapital, LLC, and (iv) John H. Foster and Mortimer Berkowitz, III. The Stipulated Judgments will reflect the total amounts set forth in Attachment A and be in the form attached as Attachment B. The Stipulated Judgments will be held and entered only in the event of a default and will be entered and enforced against the judgment debtors in the order specified above. In the event of a default in the payment terms, OrthoTec’s sole remedy for such default will be to enter and pursue collection on the Stipulated Judgments for the principal and interest as set forth in Attachment A, less the amounts already paid, plus all reasonable attorneys’ fees and costs incurred in pursuing collection.

Exhibit 10.3

5.	DISMISSALS

5.1.
Upon payment of the lump-sum payment pursuant to Attachment A ($15.75 million), the parties will execute and file dismissals with prejudice of the Alphatec Action, the Healthpoint Action, the Carli Action, and the Weissberg Action.

5.2.	Such notices of dismissal shall be delivered to counsel for Alphatec and Healthpoint upon execution.
The Parties agree not to oppose and, to the extent required by the courts, to cooperate reasonably in taking such actions and executing such documents as are necessary to dismiss the foregoing Actions with prejudice, including any and all pending proceedings at any trial or appellate court related to such Actions.

6.	RELEASED PARTIES

6.1.	Defendant Released Parties: The Defendant Released Parties shall mean:

(a)	Alphatec Released Parties: The Alphatec Released Parties shall include:

(i)
Alphatec Holdings, Inc., and all of its direct and indirect subsidiaries throughout the world, including, without limitation, Alphatec Spine, Inc., Alphatec Pacific Inc., Alphatec Spine GmbH, Millerton Ltd., Japan Ortho Medical; Alphatec Holdings International CV, Cooperatie Alphatec Holdings Europa U.A., Alphatec International, LLC., Scient’x S.A.S., Cibramed Productos Medicos Ltda., Scient’x UK Ltd., Scient’x Australia, Scient’s USA, Inc., Scientx Asia Pacific, Scient’x Italia, Surgiview S.A.S., and each of their direct and indirect subsidiaries and affiliates.

(ii)
All current or former successors, partners, associates, officers, directors, employees, insurers, agents, advisors, attorneys (including, without limitation, Alphatec’s General Counsel Ebun Garner; Munger Tolles & Olson, LLP; Brad Brian; Mike Doyen; Susan Nash; Alissa Branham; Jordan Segall; DLA Piper; Jeff Rosenfeld; and Keara Gordon) and representatives of or for any of the Alphatec Entities. It is understood that such terms may vary from country to country, and this Agreement releases all claims against entities and individuals whose liability would be predicated on any action or inaction on their part that was in any manner connected to the individual or entity’s affiliation with one or more of the Alphatec Entities, or whose action or inaction could give rise to any liability (direct or indirect, whether by way of respondeat superior, indemnity, contribution, or any other basis) on the part of the Alphatec Released Parties.

Exhibit 10.3

(b)	Healthpoint Released Parties: The Healthpoint Released Parties shall include

(i)
HealthpointCapital, LLC; HealthpointCapital Partners, L.P.; HealthpointCapital Partners II, L.P.; Healthpoint Partners II-A, L.P.; HCM, LLC; HGP, LLC; HGPII, LLC; John H. Foster and Mortimer Berkowitz, III.

(ii)
All current or former successors, affiliates, members, subsidiaries, partners, associates, officers, directors, employees, insurers, agents, advisors, attorneys (including, without limitation, Mintz Levin Cohn Ferris Glovsky and Popeo; and Stephen C. Curley) and representatives (and each of their respective predecessors, successors, assigns, and, as applicable, heirs) throughout the world of or for any of the Healthpoint Parties. It is understood that such terms may vary from country to country, and this Agreement releases all claims against individuals or entities whose liability would be predicated on any action or inaction on their part that was in any manner connected to the individual or entity’s affiliation with one or more of the Healthpoint Parties, or whose action or inaction could give rise to any liability (direct or indirect, whether by way of respondeat superior, indemnity, contribution, or any other basis) of the Healthpoint Released Parties.

(c)
The Carli Released Parties: The Carli Released Parties shall include Olivier Carli, members of his family, heirs, advisors, attorneys (including, without limitation, Berenthal & Associates; James Berenthal; Kendall Brill & Klieger LLP; Bert Deixler; and Jean Charles Bensussan) and representatives of Mr. Carli or his family, and any person or entity with which Mr. Carli has or has had or may in the future have an affiliation of any sort, including without limitation ownership (direct or indirect) or serving as an officer, director, advisor, or employee of any sort.

(d)
The Weissberg Released Parties. The Weissberg Released Parties shall include Kenneth Weissberg and SELARL Weissberg and their partners, associates, officers, directors, employees, successors, affiliates, heirs, advisors, attorneys (including, without limitation, Daar & Newman) and representatives, and any other person or entity allegedly involved in any matter with the French proceedings at issue in the Weissberg Action or the Weissberg Action.

(e)
The OrthoTec Released Parties: The OrthoTec Released Parties shall include OrthoTec, LLC, Patrick Bertranou, and all current or former members, successors, partners, associates, officers, directors, employees, insurers, agents, advisors, attorneys (including without limitation Browne George Ross LLP, Peter Ross, Benjamin Scheibe, Gerard Soussan, Michael Perry, and the Law Offices of Michael Perry) and all representatives of or for OrthoTec. It is understood that such terms may vary from country to country, and this Agreement releases all claims against individuals or entities whose liability would be predicated on any

Exhibit 10.3

action or inaction on their part that was in any manner connected to the individual or entity’s affiliation with OrthoTec, or whose action or inaction could give rise to any liability (direct or indirect, whether by way of respondeat superior, indemnity, contribution, or any other basis) of OrthoTec.

7.	RELEASES

7.1.	Release by Alphatec and Healthpoint of OrthoTec Released Parties.

(a)
Except as expressly set forth in this Agreement, Alphatec and Healthpoint hereby release, effective as of the date of this Agreement, the OrthoTec Released Parties, and each of them, from any and all claims, demands, and causes of action, whether known or unknown, in contract or tort, arising out of or incurred in connection with any facts or circumstances existing prior to the date of this Agreement.

(b)
By way of limitation, it is agreed that as to Alphatec’s and Healthpoint’s release of unnamed current or former associates, outside insurers, agents, advisors, attorneys, and representatives, Alphatec’s and Healthpoint’s release shall be of claims, demands, or causes of action that related in any way to the claims or allegations in the Alphatec Action, the Healthpoint Action, the Carli Action, and the Weissberg Action.  For clarity, releases of such unnamed persons or entities shall not include unknown claims.  For the purpose of this Section 7.1(b), “unknown” shall be defined as not known as per the knowledge of the Alphatec Parties or Healthpoint Parties, including their officers and employees; provided that if a reasonable person in the position of the Alphatec Parties or the Healthpoint Parties should know such information, such information shall not be deemed to be unknown.

7.2.	Release by OrthoTec of the Alphatec Released Parties, the Healthpoint Released Parties, the Carli Released Parties and the Weissberg Released Parties.

(a)
Except as expressly set forth in this Agreement, OrthoTec hereby releases, effective as of the time of this Agreement, the Alphatec Released Parties, the Healthpoint Released Parties, the Carli Released Parties and the Weissberg Released Parties and each of them, from any and all claims, demands, and causes of action, whether known or unknown, in contract or in tort, arising out of or incurred in connection with any action, conduct, or omission or other facts or circumstance existing or occurring from the beginning of time up to the date of this Agreement, including, without limitation, the allegations made or that could have been made in the Alphatec Action, the Healthpoint Action, the Carli Action, and the Weissberg action.

(b)
By way of limitation, it is agreed that as to OrthoTec’s release of unnamed affiliates, associates, outside insurers, agents, advisors, attorneys, and representatives, OrthoTec’s release shall be of claims, demands, or causes of

Exhibit 10.3

action that related in any way to the claims or allegations in the Alphatec Action, the Healthpoint Action, the Carli Action, and the Weissberg Action. For clarity, releases of such unnamed persons or entities shall not include unknown claims. For the purpose of this Section 7.2(b), “unknown” shall be defined as not known as per the knowledge of the OrthoTec Parties, including their officers and employees, provided that if a reasonable person in the position of the OrthoTec parties should know such information, such information shall not be deemed to be unknown.

7.3.	Waiver of Civil Code Section 1542.

(a)
Alphatec, Healthpoint and OrthoTec, and each of them, expressly understand that there may be unknown or unanticipated damages, injuries, or losses resulting from conduct, acts, omissions or other circumstances occurring prior to the date of this Agreement, including matters alleged in (or related to) the Alphatec Action, the Healthpoint Action, the Carli Action, and the Weissberg action, and that such damages, injuries, and losses may not be discovered until after execution of this Agreement or after the time of this Agreement. Except as expressly set forth in this Agreement, Alphatec, Healthpoint and OrthoTec, and each of them, hereby expressly agree that the releases contained herein nevertheless shall apply to all such unknown or unanticipated damages, injuries or losses. Alphatec, Healthpoint and OrthoTec, and each of them, further expressly understand that a damage, injury or loss of which they are now aware may be more serious than now known or understood, or may have future consequences that are not now anticipated or suspected. Except as expressly set forth in this Agreement, Alphatec, Healthpoint and OrthoTec, hereby expressly agree that the releases contained herein nevertheless shall apply to such unknown or unanticipated consequences.

(b)	Alphatec, Healthpoint and OrthoTec, and each of them, have read California Civil Code section 1542, which provides as follows:
A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the Release, which if known by him or her must have materially affected his or her settlement with the debtor.

(c)
Except as expressly limited in this Agreement, Alphatec, Healthpoint and OrthoTec, and each of them, acknowledge that they understand this statute, and expressly waive any and all rights and benefits of California Civil Code section 1542, as well as all rights and benefits of any similar law of any other jurisdiction for unknown or unanticipated damages, injuries, or losses arising out of conduct, acts, omissions or other circumstances occurring prior to the date of this Agreement, including matters alleged in or related to the Alphatec Action, the Healthpoint Action, the Carli Action and/or the Weissberg Action.

Exhibit 10.3

8.	NO ADMISSION OF LIABILITY

8.1.
Alphatec Holdings, Healthpoint Capital, Healthpoint Capital Partners, LP, Healthpoint Capital Partners II, LP, John H. Foster, and Mortimer Berkowitz, III deny any and all allegations made by OrthoTec in the above-referenced actions. This Agreement contains no admission of liability.

9.	CONTINUING JURISDICTION OVER SETTLEMENT

9.1.
The Superior Court of Los Angeles and the Supreme Court of New York retain such jurisdiction as they have previously determined they have over the respective parties to California and New York Courts, in order to enforce the settlement in this Agreement, pursuant to California Code of Civil Procedure Section 664.6 and any New York laws of similar effect.

10.	ENTIRE AGREEMENT AND MODIFICATION

10.1.
This Agreement, together with the provisions in Attachments A and B hereto, constitutes the full and complete agreement between the Parties regarding the matters set forth herein. Except for the “Agreement Regarding the Production of Certain Plans,” dated March 15, 2014, which shall remain in full force and effect, this Agreement supersedes all prior or contemporaneous oral or written agreements and understandings, including the Binding Term Sheet. There are no representations, warranties, agreements or undertakings, oral or written, between the Parties relating to the subject matter of this Agreement, which are not fully expressed herein. This Agreement may only be amended in writing, signed by all Parties.

10.2.	Any waiver of any part of this Agreement must be in writing and duly executed by the Party against whom such waiver is asserted.

10.3.
Neither OrthoTec, Alphatec, nor Healthpoint are entering into this Agreement in reliance, in whole or in part, based on any representation, warranty, statement or promise of any kind outside the express terms of this Agreement.

11.	NO ASSIGNMENT OR TRANSFER OF CLAIMS

11.1.
Each Party hereby represents and warrants to each other Party that it is the sole and lawful owner of all right, title, and interest in and to every claim which is being released by such Party in this Agreement, and each further represents and warrants that it has not assigned or transferred, or purported to assign or transfer, and will not assign or transfer to any person or entity, any claim which is being released by such Party in this Agreement. OrthoTec represents and warrants that neither it, nor any OrthoTec Released Party, has asserted claims relating to the subject matter of the Alphatec Action, the Healthpoint Action, the Carli Action or the Weissberg Action.

Exhibit 10.3

12.	AUTHORITY TO ENTER AGREEMENT

12.1.	Each of the signatories to this Agreement warrants and represents that he or she is authorized to execute and deliver this Agreement on behalf of the party for whom he or she purports to sign.

13.	JOINT PARTICIPATION IN PREPARATION OF AGREEMENT

13.1.
This Agreement is the product of arms-length negotiations between and among the Parties, and no Party shall be deemed to be the drafter of this Agreement, nor shall any part of this Agreement be construed against any Party on the basis of that Party’s identity as a drafter of any portion of this Agreement.

14.	SECTION HEADINGS

14.1.	Section headings in this Agreement are included for convenience of reference only and shall not be a part of this Agreement or its interpretation for any other purpose.

15.	GOVERNING LAW

15.1.
This Agreement is entered into in the State of California and will be governed and interpreted under the laws of California. Any action to enforce this Agreement will be brought in the Los Angeles County Superior Court (if the dispute is between OrthoTec, on the one hand, and Alphatec Holdings, on the other) or in the Supreme Court of New York (if the dispute is between OrthoTec, on the one hand, and Healthpoint Capital LLC, John H. Foster, and/or Mortimer Berkowitz III on the other).

16.	SEVERABILITY

16.1.
If any provision or term of this Agreement is declared or determined by a court of competent jurisdiction to be invalid or unenforceable, then in all other respects this Agreement shall nonetheless remain binding and in effect.

17.	COUNTERPARTS

17.1.
This Agreement may be executed in counterparts, and so executed, shall constitute a single agreement binding on all Parties, notwithstanding that the signatures of all Parties’ designated representatives do not necessarily appear on the same page.

In witness whereof, the Parties hereto have executed this Agreement as of the date first written above.

ALPHATEC HOLDINGS, INC.

/s/ Siri Marshall
By: Siri Marshall, for the Alphatec Special Committee

Exhibit 10.3

HEALTHPOINTCAPITAL, LLC.

/s/ Mortimer Berkowitz III
By:
Name: Mortimer Berkowitz III
Title: President and Managing Director

HEALTHPOINTCAPITAL PARTNERS, LP
By: HGP, LLC, its general partner

/s/ Mortimer Berkowitz III
By:
Name: Mortimer Berkowitz III
Title: Managing Partner

HEALTHPOINTCAPITAL PARTNERS II, LP
By: HGPII, LLC, its general partner

/s/ Mortimer Berkowitz III
By:
Name: Mortimer Berkowitz III
Title: Managing Partner

/s/ John Foster
John Foster

/s/ Mortimer Berkowitz III
Mortimer Berkowitz, III

ORTHOTEC, LLC

/s/ Patrick Bertranou
By: Patrick Bertranou

/s/ Patrick Bertranou
Patrick Bertranou

Exhibit 10.3

Approved as to form:

Dated: _________________________	MUNGER, TOLLES & OLSON LLP, Counsel for Alphatec /s/ Susan Nash By: Susan Nash

Approved as to form:

Dated: _________________________	MINTZ LEVIN COHN FERRIS GLOVSKY AND POPEO PC, Counsel for Healthpoint /s/ Stephen Curley By: Stephen Curley

Approved as to form:

Dated: _________________________	BROWNE GEORGE ROSS LLP Counsel for OrthoTec /s/ Peter Ross By: Peter W. Ross

Exhibit 10.3

ATTACHMENT A
AUGUST 13, 2014

1.	ATTACHMENT PART OF BINDING TERM SHEET

1.1.
Reference is herein made to that certain Binding Term Sheet (the “Agreement”) by and among the Alphatec Holdings, Inc., the Healthpoint Parties, and the OrthoTec Parties (each as defined in the Agreement).

2.	PAYMENT TERMS

2.1.	Alphatec shall pay to OrthoTec the following sums:

2.2.
Lump sum payment: By March 24, 2014, Alphatec shall make a payment of $1 million ($1,000,000.00) and by March 31 will pay an additional $750,000.00. Within 25 days of Alphatec closing a suitable credit facility, but in no event later than June 15, 2014, Alphatec shall pay $15.75 million ($15,750,000.00).

2.3.
Quarterly payments: $31.5 million ($31,500,000.00) payable in 29 quarterly installments of $1.1 million and then one additional quarterly payment of $600,000.00. Each such quarterly payment shall be due on the first day of the quarter, commencing October 1, 2014.

2.4.
Interest: Simple Interest of 7% will accrue beginning May 15, 2014, on the unpaid balance of the $31.5 million ($31,500,000.00) until such amount has been paid in full. Following the full payment of the $31.5 million ($31,500.000.00), the accrued interest will be paid in quarterly installments of $1.1 million ($1,100,000.00) until the accrued interest amount is paid (for clarity, it is understood that the final quarterly payment of interest may be less than $1.1 million ($1,100,00.00), but shall be sufficient to pay the accrued interest in full). No interest shall accrue on the accrued interest. In the event that $31.5 million ($31,500,000.00) is prepaid, interest shall not accrue on such prepaid amount.